AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT
This Amendment No. 1 to Employment Agreement (this “Amendment”), dated as of September 27, 2022, is entered into by and between Phunware, Inc. (the “Company”) and Randall Crowder (“Executive”).
WHEREAS, the Company and Executive entered into that certain Employment Agreement, effective as of the Closing Date for the Stellar Acquisition III, Inc. Merger Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its provisions, the “Agreement”); and
WHEREAS, the Parties hereto desire to amend the Agreement on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Agreement.
2.Amendment to the Agreement. As of the date first written above:
(a)Section 3 of the Agreement is hereby amended and restated to provide as follows:
“3. Term of Agreement. This Agreement will have an initial term running from the Effective Date through September 27, 2023 (the “Term”). Notwithstanding the foregoing provision of this paragraph, (a) if a Change in Control occurs when there are fewer than twelve (12) months remaining during the Term, the term of this Agreement will extend automatically through the date that is twelve (12) months following the effective date of the Change in Control, or (b) if an initial occurrence of an act or omission by the Company constituting the grounds for “Good Reason” in accordance with Section 10(g) hereof has occurred (the “Initial Grounds”), and the expiration date of the Company cure period (as such term is used in Section 10(g)) with respect to such Initial Grounds could occur following the expiration of the Term, the term of this Agreement will extend automatically through the date that is thirty (30) days following the expiration of such cure period, but such extension of the term will only apply with respect to the Initial Grounds. If Executive becomes entitled to benefits under Section 8 during the term of this Agreement, the Agreement will not terminate until all of the obligations of the parties hereto with respect to this Agreement have been satisfied.”
(b)Section 8(a)(i) of the Agreement is hereby amended and restated to provide as follows:
“(i) continuing payments of severance pay at a rate equal to Executive’s Base Salary rate, as then in effect, for the greater of: (A) six (6) months from the date of such termination, or (B) the remainder of the Term, in each case in accordance with the Company’s normal payroll policies; and”
3.Date of Effectiveness; Limited Effect. This Amendment will become effective as of the date first written above. Except as expressly provided in this Amendment, all of the terms and provisions of the Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Company and Executive. Without limiting the generality of the foregoing, the amendment contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of either the Company or Executive that would require the waiver or consent of the other party. On and after the date first written above, each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein,” or words of like import will mean and be a reference to the Agreement as amended by this Amendment.
4.Miscellaneous.
(c)This Amendment will be governed by the laws of the State of Texas (with the exception of its conflict of laws provisions).
(d)This Amendment will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Amendment for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company.
(e)The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.
(f)This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically shall be effective as delivery of an original executed counterpart of this Amendment.
(g)This Amendment constitutes the sole and entire agreement between the Company and Executive with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

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IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date first written above.

COMPANY:
Phunware, Inc.

/s/ Ryan Costello
Ryan Costello on behalf of the Compensation Committee of the Board of Directors

EXECUTIVE:

/s/ Randall Crowder
Randall Crowder
[Signature Page to Amendment No. 1 to Employment Agreement]